UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2012

CRYOPORT, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-34632	88-0313393
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20382 Barents Sea Circle, Lake Forest, California 92630

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (949) 470-2300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

On December 20, 2012, Cryoport, Inc. (“Cryoport”) was engaged by Pfizer, Inc. (“Pfizer”) to manage all domestic and international frozen shipments of their primary animal vaccines. Cryoport will provide on-site logistics personnel and its logistics management platform, the CryoportalTM to manage shipments from Pfizer’s manufacturing site in the United States to its domestic customers as well as to its international distribution centers. As part of its logistics management services, Cryoport will analyze shipping data and processes to streamline logistics, ensuring on-time delivery and the best uses of resources. Initially, Cryoport will manage Pfizer’s total fleet of shippers used for this purpose, including liquid nitrogen shippers and over time will systematically phase-in its patented Cryoport Express® Shippers in conjunction with its on-site logistics team and integrated Cryoportal software.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYOPORT, INC.

Date: December 27, 2012	By:	/s/ Robert Stefanovich
Robert Stefanovich
Chief Financial Officer